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                                                                    EXHIBIT 23.9

The Board of Directors
StjarnTVnatet AB

    We hereby consent to the use in this Registration Statement of United Pan-Europe Communications N.V. on Form S-4 of the English translation of our report dated May 29, 1998, relating to the financial statements and the financial statement schedules of Singapore Telecom International Svenska AB (now StjarnTVnatet AB) org No 556497-8210, which appear in such Registration Statement. The original signed copy of this report is in the Swedish language. We also consent to the inclusion of our report dated September 17, 1999 relating to the Reconciliation of Significant Differences between US and Swedish Generally Accepted Accounting Principles of Singapore Telecom International Svenska AB which appear in the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                        PricewaterhouseCoopers

Stockholm, Sweden
December 13, 1999